1997 STOCK OPTION PLAN

OF

THORATEC CORPORATION

     1.        Purposes of the Plan. The purposes of the 1997 Stock Option Plan (the “Plan”) of Thoratec Corporation, a California corporation (the “Company”), are to:

          1.1   Encourage selected directors, employees and consultants to improve operations and increase profits of the Company;

          (b)   Encourage selected directors, employees and consultants to accept or continue employment or association with the Company or its Affiliates; and

          (c)   Increase the interest of selected directors, employees and consultants in the Company’s welfare through participation in the growth in value of the common stock of the Company (the “Common Stock”). Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “nonqualified options” (“NQOs”).

     2.        Eligible Persons. Every person who at the date of grant of an Option is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant or non-employee director to the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee, of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

     3.        Stock Subject to this Plan. Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under awards granted pursuant to this Plan shall not exceed 13,700,000 shares of Common Stock. No more than five percent (5%) of such number of shares issuable pursuant to this Plan may be issued under Restricted Stock Awards and Stock Bonuses combined. The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

     4.        Administration.

          (a)   This Plan shall be administered by the independent members of the Board of Directors of the Company (the “Board”) or, either in its entirety or only insofar as required pursuant to Section 4(b) hereof, by a committee (the “Committee”) of at least two independent Board members to which administration of the Plan, or of any portion of the Plan, is delegated (in either case, the “Administrator”).

          (b)   From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is intended that this Plan shall be administered in accordance with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission (“Rule 16b-3”), or any successor rule thereto.

          (c)   Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

          (d)   All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

          (e)   With respect to persons subject to Section 16 of the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under Section 16 of the Exchange Act.

     5.        Granting of Options; Option Agreement.

          (a)   No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

          (b)   Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to Section 6.1.3.

          (c)   The stock option agreement shall specify whether each Option it evidences is a NQO or an ISO.

          (d)   Subject to Section 6.2.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become directors, employees or consultants of the Company, but are not directors, employees or consultants at the date of approval.

     6.        Terms and Conditions of Options. Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. ISOs shall also be subject to the terms and conditions set forth in Section 6.2.

          6.1   Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

               6.1.1.   Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

               6.1.2.   Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options shall terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity). In the event that such successor does not agree to assume the Options or to substitute equivalent options therefor, unless the Administrator shall determine otherwise, the Options shall expire upon such event. Notwithstanding anything in Sections 6.1.3 and 7.3 to the contrary, upon a “change of control” (as defined in the relevant Option or Restricted Stock Award agreements) an Option may immediately vest and the restrictions on a Restricted Stock Award may immediately lapse.

               6.1.3.   Time of Option Exercise. Subject to Section 5, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option; provided, however, that the right to exercise an Option must vest at the rate between 20% and 33-1/3% per year over three to five years from the date the option was granted, and provided further, that Options granted to newly-hired employees and consultants and grants for years-in-service awards that are made to long-term employees on each fifth-year service anniversary may vest at a faster rate determined by the Administrator. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

               6.1.4.   Option Grant Date. Except in the case of advance approvals described in Section 5(d), the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

               6.1.5.    Nonassignability of Option Rights. No Option granted under this Plan shall be assignable or otherwise transferable by the optionee except (i) by shall or by the laws of decent and distribution, (ii) in the case of a NQO, to a fully-revocable trust established by the optionee for estate and tax planning purposes, or (iii) in the case of an ISO, to a trust established by the optionee for estate and tax planning purposes which does not result in a “disqualifying disposition” of the ISO. A “disqualifying disposition” means a transfer of the ISO which shall result in the ISO being treated as a NQO. Prior to any transfer pursuant to clause (iii), the optionee must notify the Company in writing and the writing must state that (A) the Optionee has obtained written advice from the optionee’s professional tax advisor that the proposed transfer shall not result in a “disqualifying disposition,” and (B) the optionee is not in any way relying on the Company in deciding whether to transfer the ISO and that the Company shall not be responsible for any adverse tax consequence of any such transfer.

               6.1.6.   Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

                     (a)   To the extent permitted by federal securities and other applicable laws, acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                     (b)   Delivery by the optionee of Common Stock already owned by the optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

               6.1.7.   Termination of Employment. Except as otherwise approved by the Administrator in its absolute discretion, if for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, (but in no event after the Expiration Date); provided, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, such Option shall terminate at such later date as is fixed by the Administrator (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of the optionee (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or consultant. For purposes of this Section 6.1.7, an optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

               6.1.8.   Repurchase of Stock. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any Option granted to a director, employee or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any director, employee or consultant whose director, employment, or consulting relationship with the Company is terminated. Such right of repurchase shall be at the Option exercise price and (i) shall lapse at the rate of at least 20% per year over five years from the date the Option is granted (without regard to the date it becomes exercisable), and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of such termination and (ii) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a 100% owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Option exercise price and the value (determined as set forth in Section 6.1.11) of the stock to be purchased if the Option exercise price is less than such value. Shares repurchased by the Company pursuant to the Company’s right of repurchase are not again available for grant under the Plan.

     Determination of the number of shares subject to any such right of repurchase shall be made as of the date the director’s director relationship with, employee’s employment by, or consultant’s consulting relationship with, the Company terminates, not as of the date that any Option granted to such director, employee or consultant is thereafter exercised.

               6.1.9.   Withholding and Employment Taxes. At the time of exercise of an Option or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its sole discretion after considering any tax or accounting consequences, an optionee may elect to (i) deliver a promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or (iii) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option.

     Any limitations may be waived (or additional limitations may be imposed) by the Administrator, in its sole discretion, if the Administrator determines that limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule thereto. In addition, any limitations may be waived by the Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the Option by the optionee or for any other reason.

     Any securities tendered or withheld in accordance with this Section 6.1.9 shall be valued by the Company as of the Tax Date.

               6.1.10.   Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

               6.1.11.   Determination of Value. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

                     (a)   If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in The Wall Street Journal or similar publication.

                     (b)   If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                     (c)   In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

               6.1.12.   Option Term. Subject to Section 6.2.4, no Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

               6.1.13.   Exercise Price. The exercise price of any Option granted to any person who owns, directly or by attribution under the Code currently Section 424(d), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted. The exercise price of any Option granted to any person that is not a Ten Percent Shareholder shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted. The exercise price of any Option previously granted under the Plan may not be reduced, either directly by reducing the exercise price or indirectly by regranting or replacing options with a lower exercise price, unless shareholder approval of such reduction is obtained prior to such reduction.

          6.2   Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

               6.2.1.   Exercise Price. Except as set forth in Section 6.1.13, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

               6.2.2.   Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

               6.2.3.   Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the director, employment or consultancy relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

               6.2.4.   Term. Notwithstanding Section 6.1.12, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

     7.        Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible person shares that are subject to restrictions. The Committee shall determine to whom an offer shall be made, the number of shares the person may purchase, the purchase price, the restrictions to which the shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

          7.1    Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan shall be evidenced by an award agreement (a “Restricted Stock Purchase Agreement”) that shall be in such form (which need not be the same for each participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award shall be accepted by the participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the shares to the Company within thirty (30) days after the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

          7.2    Purchase Price. The purchase price of shares sold pursuant to a Restricted Stock Award shall be determined by the Committee and shall be at least eighty-five (85%) of the fair market value of the shares on the date the Restricted Stock Award is granted or at the time the purchase is consummated, except in the case of a sale to a Ten Percent Shareholder, in which case the purchase price shall be one hundred percent (100%) of the fair market value on the date the Restricted Stock Award is granted or at the time the purchase is consummated. Payment of the purchase price for the shares purchased may be made in accordance with Section 6.1.6 hereof.

          7.3   Restrictions. At the option of the Administrator, the stock to be delivered pursuant to any Restricted Stock Award granted to a director, employee or consultant under this Plan shall be subject to restrictions which may include a right of repurchase in favor of the Company with respect to any director, employee or consultant whose director, employment, or consulting relationship with the Company is terminated. Such right of repurchase (a) shall be at the original purchase price of such shares, (b) must be exercised for cash or cancellation of purchase money indebtedness within 90 days of such termination, and (c) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a 100% owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Option exercise price and the value (determined as set forth in Section 6.1.11) of the stock so purchased if the original purchase price is less than such value. Shares repurchased by the Company pursuant to the Company’s right of repurchase are not again available for grant under the Plan. Determination of the number of shares subject to any such right of repurchase shall be made as of the date the director’s director relationship with, employee’s employment by, or consultant’s consulting relationship with, the Company terminates, not as of the date of purchase by such individual of the relevant shares. Such restrictions, under Restricted Stock Awards, including rights of repurchase, if any, shall lapse at the rate of between 20% and 33-1/3% per year over three to five years from the date the shares are purchased or such other date as the Administrator specifies, provided that the restrictions in Restricted Stock Awards granted to newly-hired employees and consultants and grants for years-in-service awards that are made to long-term employees on each fifth year service anniversary may lapse at a faster rate determined by the Administrator.

     8.        Stock Bonuses.

          8.1   Awards of Stock Bonuses. A Stock Bonus is an award of shares (which may consist of Restricted Stock) for services rendered to the Company or any parent or subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (a “Stock Bonus Agreement”) that shall be in such form (which need not be the same for each participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the participant’s individual Award Agreement (a “Performance Stock Bonus Agreement”) that shall be in such form (which need not be the same for each participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from participant to participant and between groups of participants, and may be based upon the achievement of the Company, parent or subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine; provided, however, that performance-based bonuses shall be restricted to individuals earning at least $60,000.00 per year and of adequate sophistication and sufficiently empowered to achieve the performance goals.

          8.2    Terms of Stock Bonuses. The Committee shall determine the number of shares to be awarded to the participant and whether such shares shall be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee shall determine: (a) the nature, length and starting date of any period during which performance is to be measured (the “Performance Period”) for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of shares that may be awarded to the participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

          8.3   Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

          8.4   Termination During Performance Period. If a participant is terminated during a Performance Period for any reason, then such participant shall be entitled to payment (whether in shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of termination in accordance with the Performance Stock Bonus Agreement, unless the Committee determines otherwise.

     9.        Manner of Exercise.

          9.1   An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price shall be considered as the date such Option was exercised.

          9.2   Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of an optionee shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

     10.        Relationship of Participant. Neither the adoption of this Plan nor the grant of any Option hereunder shall (i) confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any employee at any time; or (ii) confer upon any consultant any right to a continued consultancy relationship nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the consultancy relationship of any consultant at any time; or (iii) confer upon any participant any right with respect to continuation of the participant’s membership on the Board or shall interfere in any way with provisions in the Company’s Articles of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of members of the Board.

     11.        Financial Information. The Company shall provide to each optionee during the period such optionee holds an outstanding Option, and to each holder of Common Stock acquired upon exercise of Options granted under the Plan for so long as such person is a holder of such Common Stock, a balance sheet and income statement of the Company at least annually as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company’s fiscal year.

     12.        Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

     13.        Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

     14.        Amendments to Plan. The Board may at any time amend, alter, suspend or discontinue this Plan or any Option. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, (b) for so long as the Company has a class of equity securities registered under Section 12 of the Exchange Act, shareholder approval is required to meet the exceptions provided by Rule 16b-3, or any successor rule thereto, (c) such action relates to outstanding Options as provided in the final sentence of Section 6.1.13 or (d) the Board otherwise concludes that shareholder approval is advisable.

     15.     Effective Date of Plan. This Plan shall become effective upon adoption by the Board, provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders’ meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12 month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

Plan adopted by the Board of Directors on March 12, 1997.

Plan approved by Shareholders on May 16, 1997.

Plan amended by the Board of Directors on February 19, 1999.

Plan amended by the Board of Directors on May 13, 1999 to increase the authorized shares under the Plan from 1,000,000 to 2,800,000. This Amendment was approved by shareholders on May 14, 1999.

Plan amended by the Board of Directors on November 18, 1999.

Plan amended by the Board of Directors on October 10, 2000 to increase the authorized shares under the Plan from 2,800,000 by an aggregate of 6,400,000 shares to 9,200,000. The amendments were approved by shareholders on February 13, 2001.

Plan amended by the Board of Directors on February 23, 2001.

Plan amended by the Board of Directors effective as of November 6, 2001, to add Sections 7 and 8 as to Restricted Stock Awards and Stock Bonuses, respectively, and to renumber subsequent Sections accordingly.

Plan amended by the Board of Directors on February 20, 2003 to (i) require the Administrator to be the independent members of the Board or a committee of independent members; (ii) limit the number of shares issuable under Restricted Stock Awards and Stock Bonuses combined to 5% of the total shares issuable under the Plan; and (iii) place a minimum three-year term for vesting of Options, except for new hires and in-service awards.

Plan amended by the Board of Directors on April 11, 2003 to increase the authorized shares under the Plan from 9,200,000 to 13,700,000. This Amendment will be effective upon approval by Shareholders at the 2003 annual meeting. The Board also amended the Plan to limit payment using promissory notes as required by federal securities and other applicable laws. The amendments were approved by shareholders on May 30, 2003.

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